Exhibit 21.1

SUBSIDIARIES OF VITESSE ENERGY, INC.*

Name of Subsidiary	State of Incorporation or Organization
Vitesse Energy, LLC	Delaware
Vitesse Oil, LLC	Delaware
Vitesse Management Company LLC	Delaware
Vitesse Oil, Inc.	Delaware

*

Includes entities that will be subsidiaries of Vitesse Energy, Inc. following the consummation of the Pre-Spin-Off Transactions (as defined in the Information Statement, which was filed as Exhibit 99.1 to the Registration Statement on Form 10, of which this Exhibit 21.1 is a part).